Exhibit 5(b)

May 25, 2022

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S‑8 (the “Registration Statement”) to be filed by ALLETE, Inc. (“Company”), on or about the date hereof, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of 300,000 shares of the Company’s common stock, without par value (“Common Stock”), in connection with the ALLETE Non-Employee Director Stock Plan (As Amended and Restated Effective May 10, 2022, the “Plan”). This opinion is given with respect to the shares of Common Stock to the extent that they are newly-issued shares.
In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that the shares of Common Stock will be validly issued, fully paid and non-assessable when the Common Stock shall have been issued and sold for the consideration contemplated by the Plan and in compliance with authority contained in an order or orders of the Minnesota Public Utilities Commission, and as otherwise contemplated by the Registration Statement.

This opinion is limited to the laws of the States of Minnesota and New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Minnesota law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Margaret A. Thickens, Esq., Vice President, Chief Legal Officer and Corporate Secretary of the Company. As to all matters of New York law, Margaret A. Thickens, Esq., is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to her.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to us in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons

Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, NY 10178-0060 T +1.212.309.6000
United States F +1.212.309.6001

Exhibit 5(b)
ALLETE, Inc.
May 25, 2022

whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP